Exhibit 10.20

LOAN CONVERSION AGREEMENT

This LOAN CONVERSION AGREEMENT (this "Agreement") is dated March 27, 2017 (the “Effective Date”), by and between Singapore eDevelopment, Ltd, a Singapore limited company (“SeD’) or “Holder”) and HotApp International, Inc., a Delaware corporation (“HotApp”).

R E C I T A L S:

WHEREAS, the Holder has lent HotApp a total of USD$450,890.00 as of March 27, 2017 (the “Debt”); and

WHEREAS, Holder desires to convert the Debt into common shares of HotApp, $0.0001 par value per share (the “Common Stock”) at a conversion price of $0.09 per share and HotApp desires to issue the Common Stock in exchange for satisfaction of the Debt.

WHEREAS, Holder and HotApp intend this conversion to be completed pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

            NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, the parties mutually agree as follows:

1. Conversion of Debt.

1.1  As of the Effective Date, the Debt shall be paid in full, with no further interest, penalties, fees, or charges, with the issuance of 500,988,889 shares of common stock of HotApp, valued at $0.09 per share, and the Debt shall be satisfied.

2. Representations and Warranties of HotApp.

              2.1 Authorization. The execution, delivery and performance by HotApp of this Agreement and the performance of all of HotApp’s obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by HotApp. This Agreement constitutes the valid and binding obligation of HotApp enforceable in accordance with its terms. The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by HotApp will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Articles of Incorporation or Bylaws or any agreement to which HotApp is a party or by which it or any of its properties is bound.

2.2 Issuance of Shares. The issuance and delivery of the Convertible Debenture in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of HotApp, and the underlying shares of common stock to be delivered, when so delivered, will have been duly and validly authorized and issued by the Company and will be fully paid and nonassessable.

              2.3 Binding Obligation. Assuming the due execution and delivery of this Agreement, this Agreement constitutes the valid and binding obligation of HotApp, enforceable against HotApp in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

3. Miscellaneous.

3.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

3.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

              3.3 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to conflict of laws).

              3.5 No Waiver/Amendments. Any waiver by either party to this Agreement of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both parties.

3.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

              3.7 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transaction contemplated thereby.

3.8 Survival of Terms. All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the parties hereto shall be continuous and survive the execution of this Agreement.

3.9 Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of any assignee, subject to the terms and conditions hereof.

3.10 Headings. The headings used in this Agreement are for convenience only and shall not by themselves determine the interpretation, construction or meaning of this Agreement.

3.12 Additional Assurances. Holder agrees to furnish to HotApp, promptly upon HotApp's written request therefor, such additional documents or instruments, if any, in connection with the conversion of the Debt into the Common Stock, HotApp, or its agent may require.

    3.13 Attorneys Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys’ fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     IN WITNESS WHEREOF, the Holder and HotApp have caused this Agreement to be executed as of the day and year first above written.

Singapore eDevelopment, Ltd.

By:  /s/ Fai H. Chan

HotApp International Inc.

By: /s/ Conn Flanigan